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                                                                    Exhibit 23.2






                        CONSENT OF INDEPENDENT AUDITORS




TIB FINANCIAL CORP.
KEY LARGO, FLORIDA



We hereby consent to the incorporation by reference of our report dated February 13, 1998, relating to the consolidated financial statements of TIB Financial Corp. and subsidiaries included in the Company's Annual Report on Form 10-K as of and for the years ended December 31, 1997 and 1996, in the Registration Statement on Form S-8 pertaining to the TIB Financial Corp. Incentive Stock Option Plan and Nonstatutory Stock Option Plan , as Amended.





                                                 /s/  BRICKER & MELTON, P.A
                                                 ---------------------------
                                                 Bricker & Melton, P.A.





Duluth, Georgia
March 26, 1999.